EXHIBIT 15

July 26, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated July 26, 2018 on our review of interim financial information of 3M Company and its subsidiaries, which appears in this Quarterly Report on Form 10-Q, is incorporated by reference in the Registration Statements on Form S-8 (Registration Nos. 333-30689, 333-30691, 333-44760, 333-73192, 333-101727, 333-109282, 333-128251, 333-130150, 333-151039, 333-156626, 333-156627, 333-166908, 333-181269, 333-181270, and 333-211431) and Form S-3 (Registration Nos. 333-216219, 33-48089, 333-42660, and 333-109211) of 3M Company.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota